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                                                                   Exhibit 10.17

                         FINANCIAL CONSULTING AGREEMENT

THIS AGREEMENT is made and entered into as of May 10, 2003, by and between CYTRX CORPORATION, located at 11726 San Vicente Blvd., Suite 650, Los Angeles, CA 90049 ("CytRx") and JAMES SKALKO, located 1858 Bridgewater Drive, Lake Mary, FL 32746 ("Consultant").

For further consideration of the mutual promises and covenants contained herein, the parties hereto agree as follows:

     1. SERVICES.

         (a) CytRx hereby hires and employs Consultant as an independent contractor; and Consultant does hereby accept its position as an independent contractor to CytRx upon the terms and conditions hereinafter set forth.

         (b) Consultant will perform financial advisory services on a non-exclusive basis. Such services will be performed on a best efforts basis and will include the following:

                  (1) Introduction of CytRx to brokerage firms to discuss potential investment banking relationships:

                  (2)      Identification   of  and  introduction  to  potential
                           merger or acquisition candidates;

                  (3) Assistance to CytRx with capital structuring and the placement of new debt and equity securities;

                  (4) Any such other activities as the parties may mutually agree to, all with the objective of accomplishing CytRx's business and financial goals.

         (c) Consultant shall devote such time as, in the sole discretion of the Consultant, to the performance of his duties, is needed to fulfill his duties under all of the terms and conditions of this Agreement.

         (d) Both parties intend this Agreement to be a personal contract and Consultant shall not assign or delegate any rights, duties or obligations arising under this Agreement without the prior written consent of CytRx, which consent may be withheld in CytRx's sole discretion.

     2. COMPENSATION.

         Except as expressly provided herein, neither CytRx nor any parent, subsidiary, or affiliate of CytRx or joint venture in which CytRx an interest, shall be liable for any payment to Consultant.

         (a) CytRx shall pay to Consultant upon execution of this Agreement, a one time retainer fee of 100,000 restrictive common shares. During the term of Consultant's services. For further compensation of services rendered, Consultant shall be given 200,000 two-year warrants exercisable at $1.00 per shares. Such shares shall be fully paid and non assessable, issued pursuant to a valid board of director's resolution and plan of compensation, adopted by CytRx, in accordance with the laws of the State of Florida and California and all applicable federal securities laws.

         (b) Consultant shall be reimbursed by CytRx for all costs incurred by Consultant in the performance of his duties, as set forth in Section 1(b). Consultant will agree to obtain prior written approval for any expense item in excess of $200.00.

         (c) Requests by Consultant for reimbursement of expenses must be accompanied by an itemization of such expenses and reimbursed within thirty (30) days of Consultant submission.

         (d) All compensation and expense reimbursements are subject to audit by CytRx upon request by CytRx and Consultant agrees to cooperate fully with CytRx in the event of such a request.


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         (e)      Piggyback  Registration Rights. If CytRx, during the period of time from May 10, 2003 to May 9, 2004 files a new Registration Statement on Form S-3 under the Securities Act of 1933, as amended, covering the sale of any CytRx's Common Stock, then on each such occasion, CytRx shall include in any such Registration Statement the shares of Common Stock previously issued to Consultant, provided that such shares are eligible for inclusion in the Form S-3 and that Consultant is eligible under NASD regulations.

     3. TERM AND TERMINATION.

              The term of this Agreement shall commence May 10, 2003 and shall automatically terminate effective May 9, 2004.

              (a) Consultant  shall  have  the  right  to full  compensation  as defined in Section 2 (a) and may terminated this Agreement at any time without notice (i) for illegal acts or willful neglect on the part of Cytrx or CytRx's agents or employees or
                  (ii) in the event any representation, warranty, covenant, or agreement of CytRx contained in this Agreement shall prove to be inaccurate in whole or in part or (iii) in the event that CytRx materially breaches any of its obligations under this Agreement.

     4. In connection with the performance of this Agreement, CytRx and Consultant shall comply with all applicable laws and regulations, including, without limitation, those of the National Association of Securities Dealers, Inc. and the Securities Exchange Commission.

     5. This Agreement may not be executed in counterparts and by fax transmission, each counterpart being deemed an original.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the day and year first above written.

CYTRX CORPORATION                         CONSULTANT

By: /s/ Steve Kriegsman                   By: /s/ James Skalko
    -------------------                       --------------------------------
     Steve Kreigsman                          James Skalko




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